Exhibit 3.2.121

LOEW’S HOUSTON COMPANY

THE STATE OF TEXAS	)
)
COUNTY OF TRAVIS	)

KNOW ALL MEN BY THESE PRESENTS, That we, Q.C. TAYLOR, HY.BYRD, and ELDRIDGE MOORE

all citizens of Travis County, Texas, under and by virtue of the laws of this State, do hereby form and incorporate ourselves into a voluntary association under the terms and conditions hereinafter set out, as follows:

1. The name of this corporation is LOEW’S HOUSTON COMPANY.

2. The purposes for which it is formed is the establishment, maintenance, erection or repair of opera and play houses, and motion picture theatres.

3. The principal office of said corporation, and the place where its business is to be transacted is at Austin, Travis, County, Texas.

4. The term for which it is to exist is fifty years.

5. The number of directors shall be three and their names and post-office addresses for the first year are as follows:

NAME	POST OFFICE ADDRESS
MARCUS LOEW	1540 Broadway, New York, N.Y.
DAVID BERNSTEIN	1540 Broadway, New York, N.Y.
NICHOLAS K. SCHENCK	1540 Broadway, New York, N.Y.

6. The total number of shares that may be issued by this corporation is one thousand (1000) shares without nominal or par value; and more than ten per cent. of the entire stock without nominal or par value has been subscribed and paid in all as per affidavit hereto attached.

no. 46446

LOEW’S HOUSTON COMPANY

/s/ Illegible

IN TESTIMONY WHEREOF, we hereunto sign our names this the 31st day of July A.D. 1926.

/s/ Q.C. TAYLOR

/s/ HY BYRD

/s/ ELDRIDGE MOORE

THE STATE OF TEXAS	)
COUNTY OF TRAVIS	)

Before me the undersigned authority on this day personally appeared Q.C. Taylor, Hy Byrd and Eldridge Moore, to me personally ___ known to be the persons whose names are subscribed to the foregoing instrument and acknowledged to me that they executed the same for the purposes and considerations therein expressed.

Witness my hand and seal of office this the 31st day of July A.D. 1926.

/s/ Illegible
Notary Public within and for Travis Country, Texas.

[SEAL]

THE STATE OF TEXAS	)
)
COUNTY OF TRAVIS	)

Before me, the undersigned authority, on this day personally appeared known to me, who having been by me duly sworn on oath say, each for himself:

That they are the identical parties who executed the charter of the LOEW’S HOUSTON COMPANY, as incorporators; that more than ten per cent of the entire stock of said company has been in good faith subscribed, and that Twenty-Five Thousand Dollars ($25,000) has now been paid in.

That the following are the names and post-office addresses of the parties subscribing the capital stock:

NAMES	POST OFFICE ADDRESSES
Q. C. TAYLOR	Austin National Bank Bldg. Austin, Texas_

HY BYRD	Austin National Bank Bldg. Austin, Texas_

ELDRIDGE MOORE	600 Congress Ave., Austin, Texas.

That the amount subscribed by each and the amount paid by each is as follows:

NAME	AMOUNT SUBSCRIBED	AMOUNT PAID
Q. C. TAYLOR	100 shares	$10,000.00
HY BYRD	100 shares	10,000.00
ELDRIDGE MOORE	50 shares	5,000.00

That the above subscriptions were paid in as follows, to wit: the sum of Twenty-Five Thousand Dollars ($25,000) in cash.

/s/ Q. C. TAYLOR

/s/ HY BYRD

/s/ ELDRIDGE MOORE

Subscribed and sworn to before me, this the 31st day of July, A. D. 1926.

/s/ Illegible
Notary Public within and for Travis County, Texas

[SEAL]

FILED
In the Office of the Secretary of State of Texas

JUN 17 1976

/s/ Illegible
Deputy Director, Corporation Division

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

LOEW’S HOUSTON COMPANY

Pursuant to the provisions of Art. 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

ARTICLE I - The name of the corporation is LOEW’S HOUSTON COMPANY.

ARTICLE II - The Articles of Incorporation are amended to change the duration of the corporation from fifty years to perpetuity. To effect the foregoing. Article 4. of the Articles of Incorporation, which states: “The term for which it is to exist is fifty years” is hereby deleted and in its place the following is hereby substituted:

“4. The duration of the corporation is to be perpetual.”

ARTICLE III - The foregoing amendment to the Articles of Incorporation was adopted by the affirmative vote of the holder of all 250 outstanding shares of the corporation entitled to vote thereon, at a meeting of such shareholder duly called and held on the 9th day of March, 1976.

DATED: June 11, 1976

LOEW’S HOUSTON COMPANY

BY:	/s/ BERNARD MYERSON
Bernard Myerson, President

AND:	/s/ BARRY HIRSCH
Barry Hirsch Vice Pres/Secy

STATE OF NEW YORK)
SS.:
COUNTY OF NEW YORK)

I, Anthony J. Castellano, a Notary Public, do hereby certify that on this 11th day of June, 1976, personally appeared before me Bernard Myerson, who declared he is President of the Corporation executing the foregoing document, and being first duly sworn, acknowledged that he signed the foregoing document in the capacity therein set forth and declared that the statements therein contained are true.

IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year before written.

/s/ ANTHONY J. CASTELLANo
ANTHONY J. CASTELLANO
Notary Public, State of New York No. 24-5649351 Qualified in Kings County Commission Expires March 30, 1978

FILED
In the Office of the Secretary of State of Texas

MAR 21 2002

Corporations Section

ARTICLES OF AMENDMENT

Pursuant to the provisions of the Texas Business Corporation Act, the undersigned corporation hereby amends its Articles of Incorporation, and for that purpose, submits the following statement:

1.	The name of the corporation is: Loews Houston Cinemas, Inc.

2.	Article Six of the Articles of Incorporation is hereby amended by adding the following sentence:

“In accordance with Section 1123(a)(6) of the Bankruptcy Code, this corporation shall not issue non-voting equity securities prior to March 21, 2003.”

3.	In accordance with Article 4.14 of the Texas Business Corporation Act, this Amendment to the Articles of Incorporation was made pursuant to a provision contained in an order by the United States Bankruptcy Court for the Southern District of New York having jurisdiction under 28 U.S.C. § 157(b)(2)(A); 157(b)(2)(L); and 157(b)(2)(O) over a proceeding for the reorganization of this corporation in the matter of In re Loews Cineplex Entertainment Corporation et. al., case number 01-40549, confirmed and approved on March 1, 2002.

4.	The date of adoption of each amendment is: March 21, 2002.

Dated: March 21, 2002

By:	/s/ BRYAN BERNDT
Bryan Berndt
Vice President, signing pursuant to the Bankruptcy Court order and in accordance with Article 4.14 of the Texas Business Corporation Act